UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 16, 2025

USA Rare Earth, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41711	98-1720278
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS. Employer Identification No.)

100 W Airport Road,

Stillwater, Oklahoma 74075

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (813) 867-6155

N.A.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	USAR	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of common stock at an exercise price of $11.50 per share	USARW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

On June 16, 2025, the Company disclosed in Amendment No. 1 to its Registration Statement on Form S-1 (File No. 333-287411) that as of June 13, 2025, it had cash of approximately $116.3 million.

Item 8.01. Other Events

As previously disclosed, on March 13, 2025, USA Rare Earth, Inc. (formerly known as Inflection Point Acquisition Corp. II) (the “Company”) consummated the transactions contemplated by that certain business combination agreement, dated August 21, 2024 (as amended on November 12, 2024 and January 30, 2025, the “Business Combination Agreement”), by and among Inflection Point Acquisition Corp. II (prior to the Domestication (as defined below) a Cayman Islands exempted company (“IPXX”)), USA Rare Earth, LLC, a Delaware limited liability company (“USARE OpCo”), and IPXX Merger Sub, LLC, a Delaware limited liability company and a direct wholly owned subsidiary of IPXX (“Merger Sub”). As contemplated by the Business Combination Agreement, IPXX effected a deregistration under the Cayman Islands Companies Act (As Revised) and a domestication under Section 388 of the Delaware General Corporation Law, as amended (the “DGCL”), pursuant to which IPXX’s jurisdiction of incorporation was changed from the Cayman Islands to the State of Delaware (the “Domestication”), and, on the terms and subject to the conditions set forth in the Business Combination Agreement and in accordance with the DGCL, Merger Sub merged with and into USARE OpCo, with USARE OpCo surviving the merger as a wholly owned subsidiary of the Company (the “Merger” and, together with the Domestication and the other transactions contemplated by the Business Combination Agreement, the “Business Combination”). In addition, in connection with the consummation of the Business Combination, IPXX was renamed “USA Rare Earth, Inc.”

The Company continues the existing business operations of USARE OpCo as a publicly traded company. The Company’s common stock and public warrants are now listed on the Nasdaq Stock Market LLC under the symbols “USAR” and “USARW”, respectively.

The Business Combination was accounted for as a reverse recapitalization in accordance with accounting principles generally accepted in the United States of America. Under the guidance in ASC 805, Business Combinations, IPXX was treated as the “acquired” company for accounting and financial reporting purposes. Accordingly, for accounting and financial reporting purposes, the Business Combination was accounted for as the equivalent of USARE OpCo issuing stock for the net assets of IPXX, accompanied by a recapitalization.

Attached hereto as Exhibit 99.1 are the audited consolidated financial statements of USARE OpCo as of and for the periods ended December 31, 2024 and 2023. As a result of the Business Combination, the shares of the Company and corresponding capital amounts and loss per unit related to USARE OpCo’s equity securities outstanding prior to the Business Combination have been retroactively recast to reflect the exchange ratio of 0.2043578 established in the Business Combination Agreement.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

The following exhibits are attached with this current report on Form 8-K:

Exhibit No.	Description
23.1*	Consent of HORNE LLP
99.1*	Consolidated Audited Financial Statements of the Company as of and for the years ended December 31, 2024 and 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USA Rare Earth, Inc.

/s/ David Kronenfeld
Name:	David Kronenfeld
Title:	Chief Legal Officer

Date: June 18, 2025

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